Exhibit 99.1

INDEX TO UNAUDITED PRO FORMA FINANCIAL STATEMENT

Unaudited Pro Forma Balance Sheet as of October 14, 2022	F-2
Notes to Unaudited Pro Forma Financial Statement	F-3

F-1

AQUARON ACQUISITION CORP.

PRO FORMA BALANCE SHEET

	October 6,	Pro Forma Adjustments		As Adjusted
	2022	(Unaudited)		(Unaudited)
ASSETS
Current assets
Cash	$272,782	$(9,233)	(d)	$163,349
		99,846	(f)
		(200,000)	(g)
		(46)	(h)
Prepaid expenses	274,784	—		274,784
Cash held in trust account	50,750,000	4,171,800	(a)	54,984,377
		125,154	(b)
		(62,577)	(c)
Total Current Assets	51,297,566	4,124,944		55,422,510
Total Assets	$51,297,566	$4,124,944		$55,422,510

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accrued expenses	$9,233	$(9,233)	(d)	$—
Over-allotment liability	70,635	(70,635)	(e)	—
Due to related party	—	99,846	(f)	99,846
Promissory note - related party	300,000	(200,000)	(g)	100,000
Deferred underwriting fee payable	2,331,375	194,521	(c)	2,525,896
Total Current Liabilities	2,711,243	14,499		2,725,742
Total Liabilities	2,711,243	14,499		2,725,742

Commitments and Contingencies

Common stock subject to possible redemption, $0.0001 par value; 10,000,000 shares authorized; 5,000,000 shares issued and outstanding at redemption value	40,565,095	3,446,008	(a)	44,011,103

Stockholders’ Equity
Common stock, $0.0001 par value; 10,000,000 shares authorized; 1,706,265 shares issued and outstanding (excluding 5,000,000 shares subject to possible redemption)	170	1	(b)	171
Additional paid-in capital	8,034,776	725,792	(a)	8,699,258
		125,153	(b)
		(257,098)	(c)
		70,635	(e)
Accumulated deficit	(13,718)	(46)	(h)	(13,764)
Total Stockholders’ Equity	8,021,228	664,437		8,685,665
Total Liabilities and Stockholders’ Equity	$51,297,566	$4,124,944		$55,422,510

The accompanying notes are an integral part of the pro forma financial statement.

F-2

AQUARON ACQUISITION CORP.

NOTES TO PRO FORMA FINANCIAL STATEMENT

Note 1 — Closing of Over-allotment Option and Additional Private Placement

The accompanying unaudited Pro Forma Balance Sheet presents the Balance Sheet of Aquaron Acquisition Corp. (the “Company”) as of October 14, 2022, adjusted for the closing of the underwriters’ over-allotment option and related transactions which occurred on October 14, 2022 as described below.

On October 6, 2022, the Company consummated its initial public offering (“IPO”) of 5,000,000 units (the “Units”). Each Unit consists of one share of common stock, $0.0001 par value (“Common Stock”) and one right to receive one-fifth (1/5) of a share of Common Stock upon the consummation of an initial business combination. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $50,000,000. Simultaneously with the closing of the IPO, the Company consummated the private placement (“Private Placement”) with Aquaron Investments LLC (the “Sponsor”) of 256,250 units (the “Private Units”), generating total gross proceeds of $2,562,500.

The Company granted the underwriter a 45-day option to purchase up to an additional 750,000 Units at the IPO price to cover over-allotments, if any. On October 14, 2022, the underwriters partially exercised the over-allotment option to purchase 417,180 Units (“Over-Allotment Option Units”) at $10.00 per Unit generating total gross proceeds of $4,171,800. On October 14, 2022, simultaneously with the sale of the Over-Allotment Option Units, the Company consummated the Private Placement of an additional 12,515.40 Private Units generating gross proceeds of $125,154.

A total of $54,984,377 ($10.15 per Unit) of the net proceeds from the sale of Units in the IPO (including the Over-Allotment Option Units) and the Private Placements on October 6, 2022 and October 14, 2022, were placed in a trust account with Continental Stock Transfer& Trust acting as trustee.

Unaudited Pro forma adjustments to reflect the exercise of the underwriters’ over-allotment option described above and other transactions are as follows:

	Pro Forma Entries	Debit	Credit
(a)	Cash held in trust account	$4,171,800
	Common stock subject to possible redemption		$3,446,008
	Additional paid-in capital		$725,792
	To record sale of 417,180 Over-allotment Units at $10.00 per Unit

(b)	Cash held in trust account	$125,154
	Common stock		$1
	Additional paid-in capital		$125,153
	To record sale of 12,515.40Additional Private Units at $10.00 per Unit

(c)	Additional paid-in capital	$257,098
	Investments held in trust account		$62,577
	Deferred underwriting fee payable		$194,521
	To record payment of cash underwriting fee and deferred underwriting fee arising from sale of Over-allotment Units

(d)	Accrued expenses	$9,233
	Cash		$9,233
	To record payment of accrued offering costs

(e)	Over-allotment liability	$70,635
	Additional paid-in capital		$70,635
	To reverse over-allotment option liability

(f)	Cash	$99,846
	Due to related party		$99,846
	To record cash received from the Sponsor

(g)	Promissory note – related party	$200,000
	Cash		$200,000
	To record repayment of promissory note from the Sponsor

(h)	Bank service charge	$46
	Cash		$46
	To record bank service charge

F-3